FORM 8-A

                               -------------------


                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                             SAC Technologies, Inc.
             (Exact name of registrant as specified in its charter)



                                    Minnesota
                    (State of incorporation or organization)


                                   41-1741861
                      (I.R.S. Employer Identification No.)


               4444 West 76th Street, Suite 600, Edina, Minnesota
                    (Address of principal executive offices)


                                      55435
                                   (Zip Code)




        Securities to be registered pursuant to Section 12(b) of the Act:

                                      None


         If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

         If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

         Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, $0.01 par value per share
                                (Title of class)





                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1.   DESCRIPTION OF SMALL BUSINESS ISSUER'S SECURITIES TO BE REGISTERED.

         This registration statement relates to the registration with the Securities and Exchange Commission of shares of common stock, $0.01 par value per share, of SAC Technologies, Inc., a Minnesota corporation (the "Small Business Issuer"). The description of the common stock to be registered hereunder is set forth under the caption "Description of Securities" at page
30 of the Small Business Issuer's registration statement on Form SB-2 (Registration No. 333-16451), filed with the Securities and Exchange Commission on January 10, 1997 (the "Registration Statement"), and is incorporated herein by reference.

ITEM 2.   EXHIBITS.

Form 8-A  Exhibit Description

4.1 First Amended and Restated Articles of Incorporation of the Small Business Issuer (incorporated herein by reference to Exhibit 3.1 to the Registration Statement).

4.2 First Amended and Restated Bylaws of Small Business Issuer (incorporated herein by reference to Exhibit 3.2 to the Registration Statement).

5 Specimen of common stock certificate (incorporated herein by reference to Exhibit 4.1 to the Registration Statement).





                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

SAC TECHNOLOGIES, INC.

Date:  January 10, 1997

By     /s/     Barry M. Wendt
         Barry M. Wendt, Chief Executive Officer